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                               PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           United Parcel Service, Inc.

                                    UPS Notes

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Pricing Supplement No. 54                                   Trade Date: 02/10/03
(To Prospectus dated March 22, 2000 and Prospectus          Issue Date: 02/13/03
Supplement dated December 20, 2001)

The date of this Pricing Supplement is February 11, 2003

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

         CUSIP
           or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UFC3              $4,651,000.00              5.00%                  02/15/18                 100%

    Interest Payment
       Frequency                                      Subject to                Dates and terms of redemption
      (begin date)          Survivor's Option         Redemption               (including the redemption price)
    ----------------        -----------------         ----------               --------------------------------
        08/15/03                   Yes                    Yes                           100% 02/15/04
     semi-annually                                                                 semi-annually thereafter

                              Discounts and
    Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
    ---------------            -----------            -----------                ------              -----------
     $4,592,862.50             $58,137.50                $3.50             ABN AMRO Financial
                                                                              Services, Inc.
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